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                                    EXHIBIT 23.1









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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-3 of our reports dated March 6, 1996, on our audits of the consolidated financial statements and financial statement schedules of Penn Treaty American Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1933, which report is included in Form 10-K which is incorporated by reference in the registration statement.

COOPERS & LYBRAND L.L.P

/s/ Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
February 18, 1996